SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 23, 2007


                             The Topps Company, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                              000-15817 11-2849283
          (Commission File Number) (I.R.S. Employer Identification No.)


                    One Whitehall Street, New York, NY 10004
                                 (212) 376-0300
          (Address of principal executive offices and telephone number)

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The Topps Company, Inc. (the "Company") entered into a License Agreement (the "License Agreement") with the National Football League Players Association (the "NFLPA") and a Service Agreement (the "Service Agreement") with National Football League Players Incorporated ("NFL Players Inc."), each effective as of March 1, 2007. The previous license agreement with the NFLPA and the previous service agreement with NFL Players Inc. both expired on February 28, 2007.

     Under the terms of the License Agreement and Service Agreement, the Company agrees to pay certain royalties and marketing fees to the NFLPA and NFL Players Inc., respectively, and the Company is authorized to manufacture and distribute products featuring one or more National Football League players. The term of each of the License Agreement and the Service Agreement will extend for an original period, and may be renewed by the Company for a second and a third period provided the Company has performed its obligations under the agreements in each previous period. The final period for each of the License Agreement and the Service Agreement expires on February 28, 2010.

     The License Agreement and the Service Agreement will be filed as exhibits to the Company's annual report on Form 10-K for the fiscal year ended on March 3, 2007, with portions to be omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 23, 2007

                                        THE TOPPS COMPANY, INC.



                                        By:    /s/ Catherine K. Jessup
                                               -------------------------
                                        Name:      Catherine K. Jessup
                                        Title: Chief Financial Officer